Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2009)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT Networks Corporation	Korea
KT Linkus Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Tech, Inc.	Korea
KT Internal Venture Fund No.2	Korea
KT M Hows Co., Ltd.	Korea
KT Rental Co., Ltd.	Korea
Sidus FNH Corporation	Korea
Sidus FNH Benex Cinema Investment Fund	Korea
KT Capital Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Corporation	Korea
Doremi Media Co., Ltd.	Korea
Nasmedia, Inc.	Korea
Sofnics, Inc.	Korea
JungBoPremiumEdu Co., Ltd.	Korea
KT New Business Fund No. 1	Korea
KTDS	Korea
KTC Media Contents Fund 1	Korea
KTC Media Contents Fund 2	Korea
Vanguard Private Equity Fund	Korea
Gyeonggi-KT Green Growth Fund	Korea
KT Innotz Inc.	Korea
Korea Telecom America, Inc.	America
New Telephone Company, Inc.	Russia
Korea Telecom Japan Co., Ltd.	Japan
Korea Telecom China Co., Ltd.	China
PT. KT Indonesia	Indonesia
Super iMax	Uzbekistan
East Telecom	Uzbekistan
KTSC Investment Management B.V.	Netherlands
Helios-TV	Russia